Exhibit 99.1

FOR IMMEDIATE RELEASE

Benchmark Electronics Announces Departure of Chief Financial Officer.

Reiterates First Quarter FISCAL 2024 Guidance.

TEMPE, AZ, March 19, 2024 – Benchmark Electronics, Inc. (NYSE: BHE) today announced Roop K. Lakkaraju, Executive Vice President and Chief Financial Officer (“CFO”) intends to resign from his position to pursue another professional opportunity outside of Benchmark. Mr. Lakkaraju will remain in his current role until April 1, 2024.

Effective April 1, 2024, Arvind Kamal, Benchmark’s current Vice President of Finance, will assume the role of interim CFO. Mr. Kamal has been with Benchmark for more than 4 years and has a deep understanding of the EMS sector. During this transition, Mr. Kamal’s leadership capabilities across both finance and accounting position him well to continue Benchmark’s ongoing pursuit of our financial objectives. Over the coming months, the company intends to conduct a formal search process to identify Benchmark’s next chief financial officer.

"It has been a privilege serving as Benchmark’s EVP and CFO for the last six years," said Mr. Lakkaraju. "I am immensely proud of what our team has accomplished together and am confident Benchmark has a bright future ahead."

"I want to thank Roop for his contributions to the company during his tenure," said Jeff Benck, Benchmark’s Chief Executive Officer. "Roop is leaving us in a better position than when he joined, including building a stronger financial team that will help seamlessly bridge this transition."

Guidance

Along with this announcement, Benchmark reiterates its prior expectations for the March 2024 fiscal quarter including revenue within a range of $625-$665M and non-GAAP EPS of between $0.42 and $0.48 per share.

About Benchmark Electronics, Inc.

Benchmark provides comprehensive solutions across the entire product life cycle by leading through its innovative technology and engineering design services, leveraging its optimized global supply chain and delivering world-class manufacturing services in the following industries: commercial aerospace, defense, advanced computing, next generation telecommunications, complex industrials, medical, and semiconductor capital equipment. Benchmark's global operations include facilities in seven countries and its common shares trade on the New York Stock Exchange under the symbol BHE.

For More Information, Please Contact:

Paul Mansky, Investor Relations and Corporate Development

1-623-300-7052 or paul.mansky@bench.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts and may include words such as “anticipate,” “believe,” “intend,” “plan,” “project,” “forecast,” “strategy,” “position,” “continue,” “estimate,” “expect,” “may,” “will,” “could,” “predict,” and similar expressions of the negative or other variations thereof. In particular, statements, express or implied, concerning the Company’s outlook and guidance for first quarter and fiscal year 2024 results, future operating results or margins, the ability to generate sales and income or cash flow, expected revenue mix, the Company’s business strategy and strategic initiatives, the Company’s repurchases of shares of its common stock, the Company’s expectations regarding restructuring charges and amortization of intangibles, and the Company’s intentions concerning the payment of dividends, among others, are forward-looking statements. Although the Company believes these statements are based on and derived from reasonable assumptions, they involve risks, uncertainties and assumptions that are beyond the Company’s ability to control or predict, relating to operations, markets and the business environment generally, including those discussed under Part I, Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2023, and in any of the Company’s subsequent reports filed with the Securities and Exchange Commission. Events relating to the possibility of customer demand fluctuations, supply chain constraints, continuing inflationary pressures, the effects of foreign currency fluctuations and high interest rates, geopolitical uncertainties including continuing hostilities and tensions, trade restrictions and sanctions, or the ability to utilize the Company’s manufacturing facilities at sufficient levels to cover its fixed operating costs, may have resulting impacts on the Company’s business, financial condition, results of operations, and the Company’s ability (or inability) to execute on its plans. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes, including the future results of the Company's operations, may vary materially from those indicated. Undue reliance should not be placed on any forward-looking statements. Forward-looking statements are not guarantees of performance. All

Exhibit 99.1

forward-looking statements included in this document are based upon information available to the Company as of the date of this document, and the Company assumes no obligation to update.

Non-GAAP Financial Measures

Management discloses non-GAAP information to provide investors with additional information to analyze the Company’s performance and underlying trends. In situations where a non-GAAP reconciliation has not been provided, the Company was unable to provide such a reconciliation without unreasonable effort due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the periods in which the non-GAAP adjustments may be recognized. Management uses non-GAAP measures that exclude certain items in order to better assess operating performance and help investors compare results with our previous guidance. The Company’s non-GAAP information is not necessarily comparable to the non-GAAP information used by other companies. Non-GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as a measure of the Company’s profitability or liquidity. Readers should consider the types of events and transactions for which adjustments have been made.

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